Exhibit 99.4

[MGI PHARMA, INC. LOGO]	[HELSINN HEALTHCARE LOGO]

NEWS RELEASE

FOR IMMEDIATE RELEASE
November 17, 2003

CONTACTS:
MGI PHARMA, INC.		HELSINN HEALTHCARE
INVESTORS Jennifer Davis (212) 697-1976 IR@mgipharma.com	MEDIA David Melin (952) 346-4749 media@mgipharma.com	Alex Bossi Director, Business Development (+41) 91-9852121 ba@helsinn.com

MGI PHARMA AND HELSINN EXPAND ALOXI™ AGREEMENT

MINNEAPOLIS and LUGANO, SWITZERLAND, November 17, 2003—MGI PHARMA, INC. (Nasdaq: MOGN), an oncology-focused biopharmaceutical company, and HELSINN HEALTHCARE SA, a privately-owned Swiss pharmaceutical group, today announced an expansion of their exclusive United States and Canada license and distribution agreement for Aloxi™ (palonosetron hydrochloride) injection to include rights for the post operative nausea and vomiting (PONV) application of Aloxi and an oral formulation of Aloxi. MGI PHARMA currently markets Aloxi injection in the United States for prevention of chemotherapy induced nausea and vomiting (CINV).

PONV is a common consequence of anesthetic and surgical procedures. Patients undergoing abdominal, gynecological, and ear, nose and throat surgery are at the highest risk for PONV. In the United States, more than 40 million surgical procedures are performed annually, and the incidence of PONV is estimated at 25% to 30%. If not prevented, PONV can cause hospital re-admissions and increase healthcare costs for patients who undergo surgery. If approved for the prevention of PONV, Aloxi would compete in an approximately $400 million PONV market in the United States.

“Given the joint success that HELSINN and MGI are achieving with Aloxi, we decided to expand and strengthen our Aloxi franchise,” said Enrico Braglia, managing director of HELSINN. “We intend to begin the pivotal trials for PONV and the CINV oral formulation in early 2004 in order to bring the products to the U.S. market as soon as possible.”

“With the recent approval of Aloxi and success in the initial launch phase, we are now pleased to expand the Aloxi franchise and our relationship with HELSINN,” commented Lonnie Moulder, president and chief executive officer of MGI PHARMA. “We look forward to leveraging the unique features of Aloxi in order to maximize the overall market opportunity. We believe PONV and oral Aloxi products could add over $100 million of annual sales potential for the Aloxi products.”

Under the terms of the expanded agreement, MGI will make initial payments to HELSINN totaling $22.5 million. MGI PHARMA expects to make additional payments totaling $25 million over the course of the next several years upon achievement of certain development milestones leading up to the approvals of Aloxi for PONV and an oral Aloxi formulation in the United States. MGI PHARMA will also pay royalties and product supply fees based upon net sales. HELSINN will continue to fund and conduct all development of Aloxi, and will supply finished product for commercialization.

Webcast of Conference Call

MGI will broadcast its conference call regarding Aloxi with investors live over the Internet on Monday, November 17, 2003 at 1:00 p.m. Eastern Time. Lonnie Moulder, president and CEO of MGI PHARMA, and members of the Company’s executive management team will review the expanded Aloxi rights and development plans, answer questions from analysts, and provide commentary on MGI’s business. All interested parties are welcome to listen to this audio webcast.

What:	MGI PHARMA’s Expansion of Aloxi Rights Conference Call

When:	Monday, November 17, 2003 at 1:00 p.m. Eastern Time

Where:	http://www.mgipharma.com

How:	Live over the Internet – simply visit the Company’s web site at the address listed above. In addition to the live webcast, the conference will be archived on the Company’s web site for one month

About AloxiTM

Aloxi is a selective 5-HT3 receptor antagonist with high receptor binding affinity and an extended 40-hour plasma half-life that was approved by the FDA on July 25, 2003 at a fixed dose of 0.25 mg for the prevention of acute nausea and vomiting associated with initial and repeat courses of moderately and highly emetogenic cancer chemotherapy and for the prevention of delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy. Aloxi is the first and only 5-HT3 receptor antagonist to be indicated for the prevention of delayed chemotherapy-induced nausea and vomiting (CINV) caused by moderately emetogenic cancer chemotherapy. Three multicenter, double blind, phase 3 trials were conducted to demonstrate the efficacy and safety of Aloxi compared with that of currently marketed 5-HT3 receptor antagonists for prevention of CINV. Adverse reactions observed in the trials were similar in frequency, intensity, and duration with Aloxi and the comparator agents. The most common adverse reactions related to the study drug at a dose of 0.25 mg were headache (9%) and constipation (5%). Aloxi is contraindicated in patients known to have hypersensitivity to the drug or any of its components. The effect of Aloxi on ECG parameters was comparable to ondansetron and dolasetron in clinical trials; it should be administered with caution in patients who have or may develop prolongation of cardiac conduction intervals. Please see the Aloxi package insert, available at www.mgipharma.com and www.aloxi.com, for important additional details.

About Chemotherapy-Induced Nausea and Vomiting (CINV)

If not prevented, CINV is estimated to afflict the majority of cancer patients undergoing chemotherapy and can result in a delay or even discontinuation of chemotherapy treatment. The advent of 5-HT3 receptor antagonists has revolutionized the management of nausea and vomiting experienced by cancer patients undergoing chemotherapy. The market in the United States for 5-HT3 antagonists was approximately $1.4 billion in 2002 and is growing, and includes the CINV prevention and treatment market, which is over $800 million.

About MGI PHARMA

MGI PHARMA, INC. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI has a balanced product portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. MGI markets Aloxi™ (palonosetron hydrochloride) injection, Salagen® Tablets (pilocarpine hydrochloride), and Hexalen® (altretamine) capsules in the U.S. For more information about MGI, please visit www.mgipharma.com.

About HELSINN HEALTHCARE

HELSINN HEALTHCARE SA is a privately owned pharmaceutical group with headquarters in Switzerland. HELSINN’s core business is the licensing of pharmaceuticals in therapeutic niche areas. The company’s business strategy is to in-license early-stage new chemical entities and complete their development from the performance of pre-clinical/clinical studies and CMC development to the attainment of market approvals in strategic markets (U.S. and Europe). HELSINN’s products are eventually out-licensed to its marketing partners for distribution. The active pharmaceutical ingredients and the drug products are manufactured at HELSINN’s cGMP facilities and supplied worldwide to its customers. For more information about HELSINN, please visit www.helsinn.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “ expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of Aloxi™ to compete successfully with other anti nausea and vomiting treatments; continued sales of MGI PHARMA’s other marketed products; development or acquisition of additional products; reliance on contract manufacturing and third party supply; changes in strategic alliances; continued access to capital; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including in Exhibit 99 to its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements to conform them to actual results.

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